BY-LAW NO 1

A by-law relating generally to the
transaction of the business and affairs of

DGS CAPITAL CORP.

(herein called the "corporation")

CONTENTS

BE IT ENACTED as a by-law of the corporation as follows:

Section One

INTERPRETATION

1.01 Definitions. In this by-law, unless the context otherwise requires:

(I) words importing the singular include the plural and vice versa and words importing gender include the masculine, feminine and neuter genders;

(II) "Act" means the Business Corporations Act, 1982, and includes the regulations made pursuant thereto;

(III) "board" means the board of directors of the corporation;

(IV) "number of directors" means the number of directors provided for in the articles or, where a minimum and maximum number of directors is provided for in the articles, the number of directors determined by a special resolution or resolution passed pursuant to subsection 125(2) of the Act.

(V) words and expressions defined in the Act shall have the same meanings when used herein.

Section Two

BUSINESS OF THE CORPORATION

2.01 Financial Year. Until changed by the board, the financial year of the corporation shall end on the LAST day of Feb. in each year.

2.02 Execution of Instruments. Deeds, transfers, assignments, contracts, obligations, certificates and other instruments may be signed on behalf of the corporation by two persons, one of whom holds the office of chairman of the board, president, managing director, vice president or director and the other of whom holds one of the said offices of secretary, treasurer, assistant secretary or assistant treasurer or any other office created by by-law or by resolution of the board. In addition, the board may from time to time direct the manner in which the person or persons by whom any particular instrument or class of instruments may or shall be signed.

Section Three

DIRECTORS

3.01 Quorum. The quorum for the transaction of business at any meeting of the board shall consist of a majority of the number of directors.

3.02 Qualification. No person shall be qualified for election as a director if he is less than eighteen years of age; if he is of unsound mind and has been so found by a court in Canada or elsewhere; if he is not an individual; or if he has the status of a bankrupt. A director need not be a shareholder. A majority of the directors shall be resident Canadians provided that if the number of directors is two, at least one shall be a resident Canadian.

3.03 Election and Term. The election of directors shall take place at the first meeting of shareholders and at each annual meeting of shareholders and all the directors then in office shall retire but, if qualified shall be eligible for re-election. The election shall be by resolution. If an election of directors is not held at the proper time, the incumbent directors shall continue in office until their successors are elected.

3.04 Removal of Directors. Subject to the provisions of the Act, the shareholders may by resolution passed at an annual or special meeting remove any director from office and the vacancy created by such removal may be filled at the same meeting failing which it may be filled by the directors.

3.05 Vacation of Office. A director ceases to hold office when he dies; he is removed from office by the shareholders; he ceases to be qualified for election as a director; or his written resignation is sent or delivered to the corporation, or if a time is specified in such resignation, at the time so specified, whichever is later.

3.06 Vacancies. Subject to the Act, a quorum of the board may fill a vacancy in the board, except a vacancy resulting from an increase in the number of directors or in the maximum number of directors or from a failure of the shareholders to elect the number of directors. In the absence of a quorum of the board, or if the vacancy has arisen from a failure of the shareholders to elect the number of directors, the board shall forthwith call a special meeting of shareholders to fill the vacancy. If the board fails to call such meeting or if there are no such directors then in office, any shareholder may call the meeting.

3.07 Canadian Majority. The board shall not transact business at a meeting, other than filling a vacancy in the board, unless a majority of the directors are resident Canadians, except where

(a) a resident Canadian director who is unable to be present approves in writing or by telephone or other communications facilities the business transacted at the meeting; and

(b) a majority of resident Canadians would have been present had that director been present at the meeting.

3.08 Meetings by Telephone. If all the directors consent, a director may participate in a meeting of the board or of a committee of the board by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at the meeting. Any such consent shall be effective whether given before or after the meeting to which it relates and may be given with respect to all meetings of the board and of committees of the board held while a director holds office.

3.09 Place of Meetings. Meeting of the board may be held at any place within or without Ontario.In any financial year of the corporation a majority of the meetings of the board need not be held within Canada.

3.10 Calling of Meetings. Meetings of the board shall be held from time to time and at such place as the board, the chairman of the board, the managing director, the president or any two directors may determine.

3.11 Notice of Meeting. Notice of the time and place of each meeting of the board shall be given in the manner provided in section 10.01 to each dirctor not less than forty-eight hours before the time when the meeting is to be held. A notice of a meeting of directors need not specify the purpose of or the business to be transacted at the meeting except where the Act requires such purpose or business to be specified. A director may in any manner waive notice of or otherwise consent to a meeting of the board.

3.12 Adjourined Meeting. Notice of an adjourned meeting of the board is not required if the time and place of the adjourned meeting is announced at the original meeting.

3.13 Regular Meetings. The board may appoint a day or days in any month or months for regular meetings of the board at a place and hour to be named. A copy of any resolution of the board fixing the place and time of such regular meetings shall be sent to each director forthwith after being passed, but no other notice shall be required for any such regular meeting except where the Act requires the purpose thereof or the business to be transacted thereat to be specified.

3.14 Chairman. The chairman of any meeting of the board shall be the first mentioned of such following officers as have been appointed and who is a director and is present at the meeting: chairman of the board, managing director, president, or a vice-president who is a director. If no such officer is present, the directors shall choose one of their number to be chairman.

3.15 Votes to Govern. At all meetings of the board every question shall be decided by a majority of the votes cast on the question. In case of an equality of votes the chairman of the meeting shall be entitled to a second or casting vote.

3.16 Conflict of Interest. A director or officer who is a party to, or who is a director or officer of or has material interest in any person who is a party to, a material contract or proposed material contract with the corporation shall disclose the nature and extent of his interest at the time and in the manner provided by the Act. Any such contract or proposed contract shall be referred to the board or shareholders for approval even if such contract is one that in the ordinary course of the corporation's business would not require approval by the board or shareholders, and a director interested in a contract so referred to the board shall not vote on any resolution to approve the same except as provided by the Act.

3.17 Remuneration and Expenses. Subject to the articles or any unanimous shareholder agreement,the directors shall be paid such remuneration for their services as the board may from time to time determine.The directors shall also be entitled to be reimbursed for travelling and other expenses properly incurred by them in attending meetings of the board or committee thereof.Nothing herein contained shall preclude any director from serving the corporation in sny other capacity and receiving remuneration therefor.

Section Four

COMMITTEES

4.01 Committee of Directors. The board may appoint a committee of directors,however designated,and delegate to such committee any of the powers of the board except those which,under the Act,a committee of directors has no authority to exercise.A majority of the members of such committee shall be resident Canadians.

4.02 Transaction of Business. The powers of a committee of directors may be exercised by a meeting at which a quorum is present or by resolution in writing signed by all the members of such committee who would have been entitled to vote on that resolution at a meeting of the committee.Meetings of such committee may be held at any place within or without Ontario.

4.03 Procedure. Unless otherwise determined by the board,each committee shall have the power to fix its quorum at not less than a majority of its members,to elect its chairman and to regulate its procedure.

Section Five

OFFICERS

5.01.Appointment. Subject to any unanimous shareholder agreement,the board may from time to time appoint a president,one or more vice-presidents (to which title may be added words indicating seniority or function), secretary, a treasurer and such other officers as the board may determine,including one or more assistants to any of the officers so appointed.The board may specify the duties of and,in accordance with this by-law and subject to the provisions of the Act, delegate to such officers powers to manage the business and affairs of the corporation.

5.02 Chairman of the Board. The board may from time to time also appoint a chairman of the board who shall be a director.If appointed,the board may assign to him any of the powers and duties that are by any provisions of this by-law assigned to the managing director or to the president;and he shall,subject to the provisions of the Act,the articles or any unanimous shareholder agreement,have such other powers and duties as the board may specify.During the absence or disability of the chairman of the board,his duties shall be performed and his powers exercised by the managing director,if any,or by the president.

5.03 Managing Director. The board may from time to time appoint a managing director who shall be a resident Canadian and a director.If appointed,he shall be the chief executive officer and,subject to the authority of the board,shall have general supervision of the business and affairs of the corporation;and he shall,subject to the provisions of the Act or articles,have such other powers and duties as the board may specify.During the absence or diability of the president,or if no president has been appointed,the managing director shall also have the powers and duties of that office.

5.04 President. If appointed,the president shall be the chief operating officer and,subject to the authority of the board,shall have general supevision of the business of the corporation;and he shall have such other powers and duties as the board may specify.During the absence or disability of the managing director,or if no managing director has been appointed,the president shall have the powers and duties of that office.

5.05 Vice-President. A vice-president shall have such powers and duties as the board or the chief executive officer may specify.

5.06 Secretary. The secretary shall attend and be the secretary of all meetings of the board, shareholders and committees of the board and shall enter or cause to be entered in records kept for that purpose minutes of all proceedings thereat; he shall give or cause to be given, as and when instructed, all notices to shareholders, directors, officers, auditors and members of committees of the board; he shall be the custodian of all books, papers, records, documents and instruments belonging to the corporation, except when some other officer or agent has been appointed for that purpose; and he shall have such other powers and duties as the board or the chief executice officer may specify.

5.07 Treasurer. The treasurer shall keep proper accounting records in compliance with the Act and shall be responsible for the deposit of money, the safekeeping of securities and the dibursement of the funds of the corporation; he shall render to the board whenever required an account of all his transactions as treasurer and of the financial position of the corporation; and he shall have such other powers and duties as the board or the chief executive officer may specify.

5.08 Powers and Duties of Other Officers. The powers and duties of all other officers shall be such as the terms of their engagement call for or as the board or chief executive officer may specify. Any of the powers and duties of an officer to whom an assistant has been appointed may be exercised and performed by such assistant, unless the board or the chief executive officer otherwise directs.

5.09 Variation of Powers and Duties. The board may from time to time and subject to the provisions of the Act, vary, add to or limit the powers and duties of any officer.

5.10 Term of Office. The board, in its discretion, may remove any officer of the corporation, without prejudice to such officer's rights under any employment contract. Otherwise each officer appointed by the board shall hold office until his successor is appointed.

Section Six

PROTECTION OF DIRECTORS,OFFICERS AND OTHERS

6.01 Limitation of Liability. No director or officer shall be liable for the acts,receipts,neglects or defaults of any other director or officer or employee, or for joining in any receipt or other act for conformity, or for any loss,damage or expense happening to the corporation through the insufficiency or deficiency of title to any property acquired for or on behalf of the corporation,or for the insufficiency or deficiency of any security in or upon which any of the moneys of the corporation shall be invested,or for any loss or damage arising from the bankruptcy,insolvency or tortous acts of any person with whom any of the moneys,securities or effects of the corporation shall be deposited,or for any loss occasioned by any error of judgement or oversight on his part,or for any other loss,damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation therto,unless the same are oaccasioned by his own wilful neglect or default;provided that nothing herein shall relieve any director or officer from the duty to act in accordance with the Act and the regulations thereunder or from laiability for any breach thereof.

6.02 Indemnity. Subject to the limitations contained in the Act,the corporation shall indemnify a director or officer,a former director or officer,or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the corporation or any such body corporate) and his heirs and legal representatives,against all costs,charges and expenses,including an amount paid to settle an action or satisfy a judgement,reasonably incurred by him in respect of any civil,criminal or administrative action or processing to which he is made a party by reason of being or having been a director or officer of the corporation or such body corporate,if

(a) he acted honestly and in good faith with a view to the best interests of the corporation;and

(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty,he had reasonable grounds for believing that his conduct was lawful.

6.03 Insurance. Subject to the limitation contained in the Act,the corporation may purchase and maintain such insurance for the benefit of its directors and officers as such,as the board may from time to time determine.

Section Seven

SHARES

7.01 Allotment The board may from time to time allot or grant options to purchase the whole or any part of the authorized and unissued shares of the corporation at such times and to such persons and for such consideration as the board shall determine,provided that no share shall be issued until it is fully paid as prescribed by the Act.

7.02 Commissions. The board may from time to time authorize the corporation to pay commission to any person in consideration of his purchasing or agreeing to purchase shares of the corporation,whether from the corporation or from any other person,or procuring or agreeing to procure purchasers for any such shares.

7.03 Registration of Transfer. Subject to the provisions of the Act,no transfer of shares shall be registered in a securities register except upon presentation of the certificate representing such shares with a transfer endorsed thereon or delivered therewith duly executed by the registered holder or by his attorney or successor duly appointed,together with such reasonable assurance or evidence of signature,identification and authority to transfer as the board may from time to time prescribe,upon payment of all applicable taxes and any fees prescibed by the board,upon comliance with such restrictions on transfer as are authorized by the articles and upon satisfaction of any lien referred to in section 7.05.

7.04 Transfer Agents and Registrars. The board may from time to time appoint a registrar to maintain the securities register and a transer agent to maintain the register of transfers and may also appoint one or more branch registrars to maintain branch securities registers and one or more branch transfer agents to maintain branch registers of transfers,but one person may be appointed both registrar and transfer agent.The board may at any time terminate any such appointment.

7.05 Lien on Shares. The corporation has a lien on any share or shares registered in the name of a shareholder or his legal representative for any debt of that shareholder to the corporation.

7.06 Enforcement of Lien. The lien referred to in the preceeding section may be enforced by any means permitted by law and:

(a) where the share or shares are redeemable pursuant to the articles of the corporation by redeeming such share or shares and applying the redemption price to the debt;

(b) subject to the Act,by purchasing the share or shares for cancellation for a price equal to the book value of such share or shares and applying the proceeds to the debt;

(c) by selling the share or shares to any third party whether or not such party is at arms length to the corporation,and including,without limitation,any officer or director of the corporation,for the best price which the directors consider to be obtainable for such share or shares;or

(d) by refusing to register a transfer of such share or shares until the debt is paid.

7.07 Share Certificate. Every holder of one or more shares of the corporation shall be entitled, at his option, to a share certificate, or to a non-transferable written acknowledgement of his right to obtain a share certificate, stating the number and class or series of shares held by him as shown on the securities register. Share certificates and acknowledgements of a shareholder's right to a share certificate, respectively, shall be in such form as the board shall from time to time aprove.Any share certificate shall be signed in accordance with section 2.02; provided that, unless the board otherwise determines, certificates representing shares in respect of which a transfer agent and/or registrar has been appointed shall not be valid unless countersigned by or on behalf of such transfer agent and/or registrar. A share certificate shall be signed manually by at least one director or officer of the corporation or by or on behalf of the transfer agent and/or registrar. Any additional signatures reguired may be printed or otherwise mechanically reproduced. A share certificate executed as aforesaid shall be valid notwithstanding that one of the directors or officers whose facsimile signature appears thereon no longer holds office at the date of issue of the certificate.

7.08 Replacement of Share Certificate. The board or any officer or agent designated by the board may in its or his discretion direct the issue of a new share certificate in lieu of and upon cancellation of a share certificate that has been mutilated or in in substitution for a share certificate claimed to have been lost,destroyed wrongfully taken on payment of such fee.not exeeding Three Dollars ($3.00), and on such terms as to indemnitfy, reimbursement of expenses and evidence of loss and of title as the board may from time to time prescribe, whether generally or in any particular case.

7.09 Joint Shareholders. If two (2) or more persons are registered as joint holders of any share, the corporation shall not be bound to issue more than one certificate in respect thereof, and delivery of such certificate to one of such persons shall be sufficient delivery to all of them. Any one of such persons may give effectual receipts for the certificate issued in respect thereof or for any dividend, bonus, return of capital or other money payable or warrant issuable in respect of such share.

7.10 Deceased Shareholders. In the event of the death of a holder, or of one of the joint holders, of any share, the corporation shall not be required to make any entry in the securities register in respect thereof or to make payment of any dividends thereon except upon production of all such documents as may be required by law and upon compliance with the reasonable requirements of the corporation and its transfer agents.

Section Eight

MEETING OF SHAREHOLDERS

8.01 Annual Meeting. The annual meeting of shareholders shall be held at such time in each year and, subject to section 8.03, at such place as the board, the chairman of the board, the managing director or the president may from time to time determine, for the purpose of considering the financial statements and reports required by the Act to be placed before the annual meeting, electing directors, appointing auditors and for the transaction of such other business as may properly be brought before the meeting.

8.02 Special Meetings. The board, the chairman of the board, the managing director or the president shall have power to call a special meeting of shareholders at any time.

8.03 Place of Meetings. Meetings of shareholders shall be held at the registered office of the corporation or elsewhere in the municipality in which the registered office is situate or, if the board shall so determine, at some other place in or outside Canada.

8.04 Notice of Meetings. Notice of the time and place of each meeting of shareholders shall be given in the manner provided in section 10.01 not less than twenty-one (21) nor more than fifty (50) days before the date of the meeting to each director, to the auditor and to each shareholder who at the close of business on the record date, if any, for notice is entered in the securities register as the holder of one or more shares carrying the right to vote at the meeting. Notice of a meeting of shareholders called for any purpose other than consideration of the financial statements and auditor's report, election of directors and reappointment of the incumbent auditor shall state the nature of such business in sufficient detail to permit the shareholder to form a reasoned judgement thereon and shall state the text of any special resolution to be submitted to the meeting. A shareholder may in any manner waive notice of or otherwise consent to a meeting of shareholders.

8.05 List of Shareholders Entitled to Notice. For every meeting of shareholders, the corporation shall prepare a list of shareholders entitled to receive notice of the meeting, arranged in alphabetical order and showing the number of shares entitled to vote at the meeting held by each shareholder. If a record date for the meeting is fixed pursuant to section 8.06, the shareholders listed shall be registered at the close of business on a day not later than ten (10) days after such record date. If no record date is fixed, the shareholders listed shall be those registered at the close of business on the day immediately preceding the day on which notice is given, or where no such notice is given, the day on which the neeting is held. The list shall be avalable for examination by any shareholder during usual business hours at the registered office of the corporation or at the place where the securities register is kept and at the place where the meeting is held.

8.06 Record Date for Notice. The board may fix in advance a record date, preceding the date of any meeting of shareholders by not more than fifty (50) days and not less than twenty-one (21) days, for the determination of the shareholders entitled to notice of the meeting, provided that notice of any such record date is given not less than seven (7) days before such record date, by newspaper advertisement in the manner provided in the Act. If no record date is so fixed, the record date for the determination of the shareholders entitled to notice of the meeting shall be the close of business on the day immediately preceding the day on which the notice is given.

8.07 Meeting without Notice. A meeting of shareholders may be held without notice at any time and place permitted by the Act:

(a) if all the shareholders entitled to vote thereat are present in person or represented by proxy or if those not present or represented by proxy waive notice of or otherwise consent to such meeting being held;and

(b) if the auditors and the directors are present or waive notice of or otherwise consent to such meeting being held.

At such a meeting any business may be tranacted which the corporation at a meeting of shareholders may transact.

8.08 Chairman,Secretary and Scrutineers. The chairman of any meeting of shareholders shall be the first mentioned of such of the following officers as have been appointed and who is present at the meeting: president, managing director,chairman of the board or vice-president who is shareholder. If no such officer is present within fifteen (15) minutes from the time fixed for holding the meeting, the persons present and entitled to vote shall choose one of their number to be chairman. If the secretary of the corporation is absent, the chairman shall appoint some person, who need not be a shareholder, to act as secretary of the meeting. If desired, one or more scrutineers, who need not be shareholders, may be appointed by a resolution or by the chairman with the consent of the meeting.

8.09 Persons Entitled to be Present. The only persons entitled to be present at a meeting of the shareholders shall be those entitled to vote thereat, the directors and auditors of the corporation and others who, although not entitled to vote are entitled or required under any provision of the Act or the articles or by-law to be present at the meeting. Any other person may be admitted only on the invitation of the chairman of the meeting or with the consent of the meeting.

8.10 Quorum. A quorum for the transaction of business at any meeting of shareholders shall be two (2) persons present in person, each being a shareholder entitled to vote thereat or a duly appointed proxy for an absent shareholder so entitled.

8.11 Right to Vote. Subjet to the provisions of the Act as to authorized representatives of any other body corporate, at any meeting of shareholders in respect of which the corporation has prepared the list referred to in section 8.05 every person who is named in such list shall be entitled to vote the shares shown thereon opposite his name except, where the corporation has fixed a record date in respect of such meeting pursuant to section 8.06, to the extent that such person has transferred any of his shares after such record date and the transferee, upon producing properly endorsed certificates evidencing such shares or otherwise b establishing that he owns such shares, demands not later than ten (10) days before the meeting that his name be incuded to

vote the transferred shares at the meeting. In the absence of a list prepared as aforesaid in respect of meeting of shareholders, every person shall be entitled to vote at the meeting who at the time is entered in the securities register as the holder of one or more shares carrying the right to vote at such meeting.

8.12 Proxies. Every shareholder entitled to vote at a meeting of shareholders may appoint a proxyholder, or one or more alternate proxyholders, who need not be shareholders, to attend and act at the meeting in the manner and to the extent authorized and with the authority conferred by the proxy. A proxy shall be in writing executed by the shareholder or his attorney and shall conform with the requirements of the Act.

8.13 Time for Deposit of Proxies. The board may specify in a notice calling a meeting of shareholders a time, preceding the time of such meeting by not more than forty-eight (48) hours exclusive of non-business days, before which time proxies to be used at such meeting must be deposited. A proxy shall be acted upon only if, prior to the time so specified, it shall have been deposited with the corporation or an agent thereof specified in such notice or, if no such time is specified in such notice, unless it has been received by the secretary of the corporation or by the chairman of the meeting or any adjournment thereof prior to the time of voting.

8.14 Joint Shareholders. If two (2) or more persons hold shares jointly, any one of them present in person or represented by proxy at a meeting of shareholders may, in the absence of the others, vote the shares; but if two (2) or more of those persons are present in person or represented by proxy and vote, they shall vote as one on the shares jointly held by them.

8.15 Votes to Govern. At any meeting of shareholders every question shall, unless otherwise required by the articles or by-laws or by law, be determined by the majority of the votes cast on the question. In case of an equality of votes either upon a show of hands or upon a poll, the chairman of the meeting shall be entitled to a second or casting vote.

8.16 Show of Hands. Subject to the provisions of the Act,any question at a meeting of shareholders shall be decided by a show of hands unless a ballot threon is required or demanded as hereinafter provided.Upon a show of hands every person who is present and entitled to vote shall have one vote. Whenever a vote by show of hands shall have been taken upon a question, unless a ballot thereon is so required or demanded, a declaration by the chairman of the meeting that the vote upon the question has been carried by a particular majority or not carried and an entry to that effect in the minutes of the meeting shall be prima facie evidence of the fact without proof of the number or proportion of the votes recorded in

favour of or against any resolution or other proceeding in respect of the said question, and the result of the vote so taken shall be the decision of the shareholders upon the said question.

8.17 Ballots. On any question proposed for consideration at a meeting of shareholders, and whether or not a show of hands has been taken threon, any shareholder or proxyholder entitled to vote at the meeting may require or demand a ballot. A ballot so required or demanded shall be taken in such manner as the chairman shall direct. A requirement or demand for a ballot may be withdrawn at any time prior to the taking of the ballot. If a ballot is taken each person present shall be entitled, in respect of the shares which he is entitled to vote at the meeting upon the question, to that number of votes provided by the Act or the articles, and the result of the ballot so taken shall be the decision of the shareholders upon the said question.

8.18 Adjournments. If a meeting of shareholders is adjourned for less than thirty (30) days, it shall not be necessary to give notice of the adjoured meeting, other than by announcement at the earliest meeting that is adjourned. If a meeting of shareholders is adjourned by one or more adjournments for an aggregate of thirty (30) days or more, notice of the adjourned meeting shall be given as for an original meeting.

8.19 Resolution in Writing. A resolution in writing signed by all of the shareholders entitled to vote on that resolution at a meeting of shareholders is as valid as if had been passed at a meeting of the shareholders unless a written statement with respect to the subject matter of the resolution is submitted by a director or the audirstors in accordance with the Act.

8.20 Only One Shareholder. Where the corporation has only one shareholder or only one holder of any class or series of shares, the shareholder present in person or by proxy constitutes a meeting.

Section Nine

DIVIDENDS AND RIGHTS

9.01 Dividends. Subject to the provisions of the Act, the board may from time to time declare dividends payable to the shareholders according to their respective rights and interests in the corporation. Dididends may be paid in money or property or by issuing fully paid shares of the corporation.

9.02 Dividend Cheques. A dididend payable in cash shall be paid by cheque drawn on the corporation's bankers or one of them to the order of each registered holder of shares of the class or series in respect of which it has been declared and mailed by prepaid ordinary mail to such registered holder at his recorded address, unless such holder otherwise directs. In the case of joint holders the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and mailed to them at their recorded address. The mailing of such cheque as aforsaid, unless the same is not paid on due presentation, shall satisfy and discharge the liability for the dividend to the extent of the sum represented thereby plus the amount of any tax which the corporation is required to and does withhold.

9.03 Non-receipt of Cheques. In the event of non-receipt of any dividend cheque by the person to whom it is sent as aforesaid, the corporation shall issue to such person a replacement cheque for a like amount on such terms as to indemnity, reimbursement of expenses and evidence of non-receipt and of title as the board may from time to time prescribe, whether generally or in any particular case.

9.04 Record Date for Dividends and Rights. The board may fix in advance a date,preceeding by not more than fifty (50) days the date for the payment of any dividend or the date for the issue of any warrant or other evidence of right to subscribe for securities of the corporation, as a record date for the determination of the persons entitled to receive payment of such dividend or to exercise the right to subscribe for such securities, provided that notice of any such record date is given, not less than fourteen (14) days before such record date, by newspaper advertisement in the manner provided in the Act. Where no record date is fixed in advance as aforesaid, the record date for the determination of the persons entitled to receive payment of any dividend or to exercise the right to subscribe for securities of the corporation shall be at the close of business on the day on which the resolution relating to such dividend or right to subscibe is passed by the board.

9.05 Unclaimed Dividends. Any dividend unclaimed after period of six (6) years from the date on which the same has been declared to be payable shall be forfeited and shall revert to the corporation.

Section Ten

NOTICES

10.01 Method of Giving Notice. Any notice (which term includes any communication or document) to be given (which term incudes sent, delivered or served) pursuant to the Act, the regulations thereunder, the articles, the by-laws or otherwise to a shareholder, director, officer, auditor or member of a committee of the board shall be sufficiently given if delivered personally to the person to whom it is to be given or if delivered to his recorded address or if mailed to him at his recorded address by prepaid ordinary or air mail or if sent to him at his recorded address by any means of prepaid transmitted or recorded communication. A notice so delivered shall be deemed to have been given when it is delivered personally or to the recorded address as aforesaid; a notice so mailed shall be deemed to have been given when deposited in a post office or public letter box and shall be deemed to have been received on the fifth day after so depositing; and a notice so sent by any means of transmitted or recorded communication shall be deemed to have been given when dispatched or delivered to the appropriate communication company or agency or its representative for dispatch. The secretary may change or cause to be changed the recorded address of any shareholder, director, officer, auditor or member of a committee of the board in accordance with any information believed by him to be reliable. The recorded address of a director shall be his latest address as shown in the records of the corporation or in the most recent notice filed under the Corporations Information Act, whichever is the more current.

10.02 Notice to Joint Shareholders. If two (2) or more persons are registered as joint holders of any share, any notice shall be addressed to all of such joint holders but notice to one of such persons shall be sufficient notice to all of them.

10.03 Computation of Time. In computing the date when notice must be given under any provision requiring a specified number of days notice of any meeting or other event the date of giving the notice shall be included.

10.04 Undelivered Notices. If any notice given to a shareholder pursuant to section 10.01 is returned on three (3) cosecutive occasions because he cannot be found, the corporation shall not be required to give any further notices to such shareholder until he informs the corporation in writing of his new address.

10.05 Omissions and Errors. The accidental omission to give notice to shareholder, director,officer, auditor or member of a committee of the board or non-receipt of any notice by any such person or any error in any notice not affecting the substance thereof shall not invalidate any action taken at any meeting held pursuant to such notice or otherwise founded thereon.

10.06 Persons Entitled by Death or Operation of Law. Every person who, by operation of law, transfer, death of a shaareholder or any other means whatsoever, shall become entitled to any share,shall be bound by every notice in respect of such share which shall have been duly given to the shareholder from whom he derives his title to such share prior to his name and address being entered on the securities register (whether such notice was given before or after the happening of the event upon which he became so entitled) and prior to his furnishing to the corporation the proof of authority or evidence of his entitlement prescribed by the Act.

10.07 Waiver of Notice. Any shareholder (or his duly appointed proxyholder), director, officer, auditor or member of a committee of the board may at any time waive any notice, or waive or abridge the time for any notice, required to be given to him under any provisions of the Act, the regulations thereunder, the articles, the by-laws or otherwise and such waiver or abridgement shall cure any default in the giving or in the time of such notice, as the case may be. Any such waiver or abridgement shall be in writing except a waiver of notice of a meeting of shareholders or of the board which may be given in any manner.